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                                                                   EXHIBIT 24(a)


                POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER OF
                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

     The undersigned, being a director or officer or both (as stated under his or her signature below) of The Cleveland Electric Illuminating Company, an Ohio corporation (hereinafter called the "Company"), does hereby constitute and appoint each of Robert J. Farling, Murray R. Edelman, Fred J. Lange, Jr., Gary
R. Leidich, Paul G. Busby, Gary M. Hawkinson, E. Lyle Pepin, Janis T. Percio, Ronald J. Studeny, Terrence G. Linnert, Mary E. O'Reilly, Kevin P. Murphy, Michael C. Regulinski and Bruce T. Rosenbaum as an attorney of the undersigned with power to act alone for and in the name, place and stead of the undersigned, with power of substitution and resubstitution, to sign and file, including electronic filing, on behalf of the undersigned acting in his or her capacity as such director or officer the Company's Registration Statement on Form S-4, and any and all amendments, exhibits and supplementary information thereto, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises and the undersigned hereby ratifies and approves the acts of each such attorney and any such substitute or substitutes.


     IN WITNESS WHEREOF, the undersigned hereby has signed his or her name this 1st day of December, 1994.



                                               E. LYLE PEPIN


                                               E. Lyle Pepin

                                                Controller

Signed and acknowledged in the presence of: SUSAN R. COCCIA